Earnings Release

Mastercard Incorporated Reports Second-Quarter 2021 Financial Results

•Second-quarter net income of $2.1 billion, and diluted earnings per share (EPS) of $2.08
•Second-quarter adjusted net income of $1.9 billion, and adjusted diluted EPS of $1.95
•Second-quarter net revenue of $4.5 billion, an increase of 36%, or 31% on a currency-neutral basis
•Second-quarter gross dollar volume up 33% and purchase volume up 36%
Purchase, NY - July 29, 2021 - Mastercard Incorporated (NYSE: MA) today announced financial results for the second-quarter 2021.
“We delivered solid revenue and earnings growth this quarter, fueled by the execution of our strategy and the continued recovery in domestic and cross-border spending. International travel is still in the early stages of recovery and represents additional upside potential,” said Michael Miebach, Mastercard CEO. “We continue to focus on diversifying our business and investing for sustained long-term growth. With the closing of the Ekata acquisition, we are excited to have advanced our digital identity capabilities and value delivered to our customers.”
Quarterly Results

Second-Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q2 2021	Q2 2020	Reported GAAP	Currency-neutral
Net revenue	$4.5	$3.3	36%	31%
Operating expenses	$2.2	$1.6	34%	31%
Operating income	$2.3	$1.7	37%	32%
Operating margin	51.7%	51.2%	0.5 ppt	0.2 ppt
Effective income tax rate	16.6%	16.0%	0.6 ppt	0.4 ppt
Net income	$2.1	$1.4	46%	40%
Diluted EPS	$2.08	$1.41	48%	41%

Key Second-Quarter Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	Q2 2021	Q2 2020	As adjusted	Currency-neutral
Net revenue	$4.5	$3.3	36%	31%
Adjusted operating expenses	$2.1	$1.6	32%	28%
Adjusted operating margin	53.2%	51.8%	1.3 ppt	1.0 ppt
Adjusted effective income tax rate	15.9%	16.3%	(0.4) ppt	(0.6) ppt
Adjusted net income	$1.9	$1.4	41%	36%
Adjusted diluted EPS	$1.95	$1.36	43%	37%
1. The Key Second-Quarter Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 10 (“Special Items”) and/or currency. See page 10 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q2 2021 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume[2]	Switched transactions[2]
(local currency basis)	(local currency basis)
up 33%	up 58%	up 41%
2. Growth rates normalized to eliminate the effects of differing switching and carryover days between periods.

The following additional details are provided to aid in understanding Mastercard’s second-quarter 2021 results, versus the year-ago period:
•Net revenue increased 36%, or 31% on a currency-neutral basis, which includes a 3 percentage point benefit from acquisitions. The increase was driven by the impact of the following factors:
•Gross dollar volume growth of 33%, on a local currency basis, to $1.9 trillion.
•Cross-border volume growth of 58% on a local currency basis.
•Switched transactions growth of 41%.
•Other revenues increased 37%. On a currency-neutral basis, other revenues increased 32%, which includes 9 percentage points of growth due to acquisitions. The remaining growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.
•These increases to net revenue were partially offset by:
◦Rebates and incentives growth of 53%, or 49% on a currency-neutral basis, reflecting the higher growth in volume and transactions and new and renewed deals.
•Total operating expenses increased 34%. Excluding the impact of Special Items, adjusted operating expenses increased 32%, or 28% on a currency-neutral basis. This includes an 8 percentage point increase from acquisitions. The remaining increase was primarily due to higher personnel costs to support our continued investment in our strategic initiatives, increased spending on advertising and marketing and increased data processing costs.
•Other income (expense) was favorable $154 million versus the year-ago period, primarily due to higher net gains in the current period versus the prior period related to unrealized fair market value adjustments on marketable and non-marketable equity securities. Excluding this activity, adjusted other income (expense) was unfavorable $14 million versus the year-ago period.
•The effective tax rate for the second quarter of 2021 was 16.6%, versus 16.0% for the comparable period in 2020. The adjusted effective tax rate for the second quarter of 2021 was 15.9%, versus 16.3% for the comparable period in 2020, primarily driven by a discrete tax benefit related to the remeasurement of our net deferred tax asset in the U.K. due to a recently enacted tax rate, partially offset by a change in our geographic mix of earnings.
•As of June 30, 2021, the company’s customers had issued 2.9 billion Mastercard and Maestro-branded cards.
Return of Capital to Shareholders
During the second quarter of 2021, Mastercard repurchased approximately 4.6 million shares at a cost of $1.7 billion and paid $434 million in dividends. Quarter-to-date through July 26, the company repurchased approximately 1.1 million shares at a cost of $398 million, which leaves $6.4 billion remaining under the current repurchase program authorizations.

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Year-to-Date Results

Year-to-date Operating Results			Increase / (decrease)
$ in billions, except per share data	2021	2020	Reported GAAP	Currency-neutral
Net revenue	$8.7	$7.3	18%	16%
Operating expenses	$4.1	$3.4	21%	18%
Operating income	$4.5	$3.9	16%	14%
Operating margin	52.3%	53.3%	(1.1) ppt	(0.9) ppt
Effective income tax rate	16.6%	15.4%	1.2 ppt	1.2 ppt
Net income	$3.9	$3.1	25%	23%
Diluted EPS	$3.91	$3.08	27%	25%

Key Year-to-date Non-GAAP Results [1]			Increase / (decrease)
$ in billions, except per share data	2021	2020	As adjusted	Currency-neutral
Net revenue	$8.7	$7.3	18%	16%
Adjusted operating expenses	$4.1	$3.4	20%	17%
Adjusted operating margin	53.0%	53.7%	(0.7) ppt	(0.6) ppt
Adjusted effective income tax rate	16.4%	15.5%	0.9 ppt	0.8 ppt
Adjusted net income	$3.7	$3.2	14%	12%
Adjusted diluted EPS	$3.69	$3.19	16%	14%
1. The Key Year-to-Date Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 11 (“Year-to-Date Special Items”) and/or currency. See page 11 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Year-to-date 2021 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume[2]	Switched Transactions[2]
(local currency basis)	(local currency basis)
up 19%	up 11%	up 24%
2. Growth rates normalized to eliminate the effects of differing switching and carryover days between periods.

The following additional details are provided to aid in understanding Mastercard’s Year-to-date 2021 results, versus the year-ago period:
•Net revenue increased 18%, or 16% on a currency-neutral basis, which includes a 2 percentage point benefit from acquisitions. The increase was driven by the impact of the following factors:
•Gross dollar volume growth of 19%, on a local currency basis, to $3.6 trillion.
•Cross-border volume growth of 11% on a local currency basis.
•Switched transactions growth of 24%.
•Other revenues increased 32%. On a currency-neutral basis, other revenues increased 29%, which includes 6 percentage points of growth due to acquisitions. The remaining growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.
•These increases to net revenue were partially offset by:
◦Rebates and incentives growth of 27%, or 24% on a currency-neutral basis, primarily due to increased volumes and transactions and new and renewed deals.

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•Total operating expenses increased 21%. Excluding the impact of Special Items, adjusted operating expenses increased 20%, or 17% on a currency-neutral basis. This includes a 6 percentage point increase from acquisitions. The remaining increase was primarily due to higher personnel costs to support our continued investment in our strategic initiatives, increased spending on advertising and marketing and the lapping of a favorable hedging gain in the prior year.
•Other income (expense) was favorable $371 million versus the year-ago period, primarily due to net unrealized gains recorded on equity investments in the current period versus net unrealized losses in the prior period. Excluding this activity, adjusted other income (expense) was unfavorable $65 million versus the year-ago period, primarily due to increased interest expense related to debt issuances and a decrease in investment income.
•The effective tax rate for the first half of 2021 was 16.6%, versus 15.4% for the comparable period in 2020. The adjusted effective tax rate for the first half of 2021 was 16.4%, versus 15.5% for the comparable period in 2020, primarily due to a lower discrete tax benefit related to share-based payments and a change in our geographic mix of earnings, partially offset by a discrete tax benefit related to the remeasurement of our net deferred tax asset in the U.K. due to a recently enacted tax rate.
Second-Quarter 2021 Financial Results Conference Call Details
At 9:00 a.m. ET today, the company will host a conference call to discuss its second-quarter 2021 results. The dial-in information for this call is 833-714-0894 (within the U.S.) and 778-560-2664 (outside the U.S.). A replay of the call will be available for 30 days and can be accessed by dialing 800-585-8367 (within the U.S.) and 416-621-4642 (outside the U.S.), using passcode 4561068.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions

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•regulation of privacy, data, security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter financing of terrorism, economic sanctions and anti-corruption; account-based payment systems and issuer practice legislation and regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of the global coronavirus (COVID-19) pandemic and containment taken in response
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payment system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, banking industry consolidation, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•exposure to loss or illiquidity due to our role as guarantor and other contractual obligations
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent reports on Forms 10-Q and 8-K.
About Mastercard Incorporated
Mastercard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry.  Our global payments processing network connects consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories.  Mastercard products and solutions make everyday commerce activities - such as shopping, traveling, running a business and managing finances - easier, more secure and more efficient for everyone.  Follow us on Twitter @MastercardNews, join the discussion on the Beyond the Transaction Blog and subscribe for the latest news on the Engagement Bureau.
Contacts:

Investor Relations:	Media Relations:
Warren Kneeshaw or Jud Staniar	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statement of Operations (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in millions, except per share data)
Net Revenue	$4,528	$3,335	$8,683	$7,344
Operating Expenses
General and administrative	1,718	1,368	3,394	2,862
Advertising and marketing	216	93	335	247
Depreciation and amortization	186	145	349	289
Provision for litigation	67	22	67	28
Total operating expenses	2,187	1,628	4,145	3,426
Operating income	2,341	1,707	4,538	3,918
Other Income (Expense)
Investment income	3	8	4	24
Gains (losses) on equity investments, net	243	75	337	(99)
Interest expense	(106)	(101)	(213)	(170)
Other income (expense), net	(3)	1	2	4
Total other income (expense)	137	(17)	130	(241)
Income before income taxes	2,478	1,690	4,668	3,677
Income tax expense	412	270	774	564
Net Income	$2,066	$1,420	$3,894	$3,113

Basic Earnings per Share	$2.09	$1.41	$3.93	$3.10
Basic weighted-average shares outstanding	990	1,004	992	1,005
Diluted Earnings per Share	$2.08	$1.41	$3.91	$3.08
Diluted weighted-average shares outstanding	994	1,008	996	1,009

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Consolidated Balance Sheet (Unaudited)
	June 30, 2021	December 31, 2020
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$6,216	$10,113
Restricted cash for litigation settlement	586	586
Investments	544	483
Accounts receivable	2,773	2,646
Settlement due from customers	937	1,706
Restricted security deposits held for customers	1,806	1,696
Prepaid expenses and other current assets	2,217	1,883
Total current assets	15,079	19,113
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $1,508 and $1,390, respectively	1,839	1,902
Deferred income taxes	454	491
Goodwill	7,661	4,960
Other intangible assets, net of accumulated amortization of $1,638 and $1,489, respectively	3,613	1,753
Other assets	6,265	5,365
Total Assets	$34,911	$33,584

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$547	$527
Settlement due to customers	569	1,475
Restricted security deposits held for customers	1,806	1,696
Accrued litigation	906	842
Accrued expenses	5,564	5,430
Current portion of long-term debt	649	649
Other current liabilities	1,256	1,228
Total current liabilities	11,297	11,847
Long-term debt	13,250	12,023
Deferred income taxes	394	86
Other liabilities	3,401	3,111
Total Liabilities	28,342	27,067

Commitments and Contingencies

Redeemable Non-controlling Interests	29	29

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,397 and 1,396 shares issued and 980 and 987 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 8 shares issued and outstanding	—	—
Additional paid-in-capital	5,053	4,982
Class A treasury stock, at cost, 417 and 409 shares, respectively	(39,729)	(36,658)
Retained earnings	41,771	38,747
Accumulated other comprehensive income (loss)	(653)	(680)
Mastercard Incorporated Stockholders' Equity	6,442	6,391
Non-controlling interests	98	97
Total Equity	6,540	6,488
Total Liabilities, Redeemable Non-controlling Interests and Equity	$34,911	$33,584

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Consolidated Statement of Cash Flows (Unaudited)
	Six Months Ended June 30,
	2021	2020
	(in millions)
Operating Activities
Net income	$3,894	$3,113
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	651	468
Depreciation and amortization	349	289
(Gains) losses on equity investments, net	(337)	99
Share-based compensation	152	127
Deferred income taxes	(15)	29
Other	32	(32)
Changes in operating assets and liabilities:
Accounts receivable	(158)	299
Settlement due from customers	769	1,213
Prepaid expenses	(995)	(679)
Accrued litigation and legal settlements	63	(61)
Restricted security deposits held for customers	110	178
Accounts payable	(92)	(82)
Settlement due to customers	(906)	(1,187)
Accrued expenses	27	(855)
Net change in other assets and liabilities	187	398
Net cash provided by operating activities	3,731	3,317
Investing Activities
Purchases of investment securities available-for-sale	(261)	(78)
Purchases of investments held-to-maturity	(173)	(82)
Proceeds from sales of investment securities available-for-sale	140	256
Proceeds from maturities of investment securities available-for-sale	69	100
Proceeds from maturities of investments held-to-maturity	156	84
Purchases of property and equipment	(146)	(201)
Capitalized software	(191)	(191)
Purchases of equity investments	(87)	(150)
Acquisition of businesses, net of cash acquired	(4,200)	(183)
Settlement of interest rate derivative contracts	—	(175)
Other investing activities	(9)	(6)
Net cash used in investing activities	(4,702)	(626)
Financing Activities
Purchases of treasury stock	(3,067)	(1,383)
Dividends paid	(873)	(804)
Proceeds from debt, net	1,282	3,959
Contingent consideration paid	(64)	—
Tax withholdings related to share-based payments	(125)	(141)
Cash proceeds from exercise of stock options	44	65
Other financing activities	2	(5)
Net cash (used in) provided by financing activities	(2,801)	1,691
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(24)	(49)
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(3,796)	4,333
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	12,419	8,969
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$8,623	$13,302

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Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). These non-GAAP financial measures exclude the impact of gains and losses on the company’s equity investments which primarily includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The company excludes these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items.
In addition, the company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results as well as removing the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The impact of the related realized gains and losses resulting from the company’s foreign exchange derivative contracts designated as cash flow hedging instruments is recognized in the respective financial statement line item on the statement of operations when the underlying forecasted transactions impact earnings. The company believes the presentation of currency-neutral growth rates provides relevant information to facilitate an understanding of its operating results.
The company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the company’s related financial results prepared in accordance with GAAP.

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Non-GAAP Reconciliations (QTD)
	Three Months Ended June 30, 2021
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$2,187	51.7%	$137	16.6%	$2,066	$2.08
(Gains) losses on equity investments [1]	**	**	(243)	(0.9)%	(182)	(0.18)
Litigation provisions [2]	(67)	1.5%	**	0.2%	52	0.05
Non-GAAP	$2,121	53.2%	$(106)	15.9%	$1,937	$1.95

	Three Months Ended June 30, 2020
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,628	51.2%	$(17)	16.0%	$1,420	$1.41
(Gains) losses on equity investments [1]	**	**	(75)	0.2%	(67)	(0.07)
Litigation provisions [3]	(22)	0.7%	**	0.1%	17	0.02
Non-GAAP	$1,606	51.8%	$(92)	16.3%	$1,370	$1.36

	Three Months Ended June 30, 2021 as compared to the Three Months Ended June 30, 2020
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	36%	34%	0.5 ppt	0.6 ppt	46%	48%
(Gains) losses on equity investments [1]	**	**	**	(1.1) ppt	(6)%	(6)%
Litigation provisions [2,3]	**	(2)%	0.8 ppt	0.1 ppt	2%	1%
Non-GAAP	36%	32%	1.3 ppt	(0.4) ppt	41%	43%
Currency impact [4]	(4.5)%	(4)%	(0.3) ppt	(0.2) ppt	(6)%	(6)%
Non-GAAP - currency-neutral	31%	28%	1.0 ppt	(0.6) ppt	36%	37%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1. Q2’21 and Q2’20, pre-tax net gains of $243 million and $75 million, respectively, were primarily related to unrealized fair market value adjustments on marketable and non-marketable equity securities.
Special Items
2. Q2’21 pre-tax charges of $67 million were related to litigation settlements and estimated attorneys’ fees with U.K. merchants.
3. Q2’20 pre-tax charges of $22 million were related to estimated attorneys’ fees and litigation settlements with U.K. and Pan-European merchants.
Other Notes
4. Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

10

Non-GAAP Reconciliations (YTD)
	Six Months Ended June 30, 2021
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$4,145	52.3%	$130	16.6%	$3,894	$3.91
(Gains) losses on equity investments [1]	**	**	(337)	(0.3)%	(269)	(0.27)
Litigation provisions [2]	(67)	0.8%	**	0.1%	52	0.05
Non-GAAP	$4,079	53.0%	$(207)	16.4%	$3,678	$3.69

	Six Months Ended June 30, 2020
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$3,426	53.3%	$(241)	15.4%	$3,113	$3.08
(Gains) losses on equity investments [1]	**	**	99	0.1%	80	0.08
Litigation provisions [3]	(28)	0.4%	**	—%	22	0.02
Non-GAAP	$3,398	53.7%	$(142)	15.5%	$3,214	$3.19

	Six Months Ended June 30, 2021 as compared to the Six Months Ended June 30, 2020
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	18%	21%	(1.1) ppt	1.2 ppt	25%	27%
(Gains) losses on equity investments [1]	**	**	**	(0.4) ppt	(11)%	(12)%
Litigation provisions [2,3]	**	(1)%	0.4 ppt	— ppt	1%	—%
Non-GAAP	18%	20%	(0.7) ppt	0.9 ppt	14%	16%
Currency impact [4]	(3)%	(3)%	0.1 ppt	(0.1) ppt	(2)%	(2)%
Non-GAAP - currency-neutral	16%	17%	(0.6) ppt	0.8 ppt	12%	14%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1. Year-to-date 2021 and 2020, pre-tax net gains of $337 million and pre-tax net losses of $99 million, respectively, were primarily related to unrealized fair market value adjustments on marketable and non-marketable equity securities.
Special Items
2. Year-to-date 2021 pre-tax charges of $67 million were related to litigation settlements and estimated attorneys’ fees with U.K. merchants.
3. Year-to-date 2020 pre-tax charges of $28 million were related to estimated attorneys’ fees and litigation settlements with U.K. and Pan-European merchants.
Other Notes
4. Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

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Mastercard Incorporated Operating Performance
	For the 3 Months Ended June 30, 2021
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$527	30.0%	21.9%	$367	21.0%	7,632	29.7%	$160	24.0%	1,559	898
Canada	54	39.4%	23.5%	52	28.9%	751	31.2%	2	(49.1)%	4	64
Europe	594	49.7%	42.1%	420	48.2%	13,489	49.0%	174	29.4%	1,046	689
Latin America	111	51.3%	42.6%	76	52.0%	3,430	46.6%	35	25.5%	275	261
Worldwide less United States	1,286	40.7%	32.3%	915	35.2%	25,302	41.8%	370	25.9%	2,885	1,912
United States	619	33.8%	33.8%	550	36.3%	8,819	27.1%	68	16.3%	332	538
Worldwide	1,904	38.3%	32.8%	1,466	35.6%	34,121	37.6%	439	24.3%	3,217	2,449
Mastercard Credit and Charge Programs
Worldwide less United States	583	34.0%	25.5%	546	26.3%	11,270	33.6%	36	14.4%	156	736
United States	274	50.0%	50.0%	267	50.1%	2,893	42.4%	7	48.7%	7	257
Worldwide	857	38.7%	32.4%	814	33.2%	14,162	35.3%	43	18.8%	163	993
Mastercard Debit Programs
Worldwide less United States	703	46.7%	38.6%	369	50.8%	14,032	49.1%	334	27.2%	2,729	1,176
United States	345	23.2%	23.2%	283	25.5%	5,926	20.7%	61	13.5%	325	281
Worldwide	1,047	38.0%	33.1%	652	38.7%	19,958	39.3%	396	24.9%	3,054	1,456

	For the 6 Months Ended June 30, 2021
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,042	19.1%	12.9%	$722	14.2%	14,714	20.8%	$320	10.2%	3,159	898
Canada	98	23.6%	13.1%	95	16.0%	1,399	14.1%	3	(35.4)%	8	64
Europe	1,096	26.8%	22.2%	769	26.4%	24,796	28.6%	327	13.3%	1,956	689
Latin America	214	19.0%	22.0%	145	29.8%	6,585	25.3%	69	8.2%	543	261
Worldwide less United States	2,450	22.6%	17.7%	1,731	20.7%	47,494	25.2%	719	11.1%	5,666	1,912
United States	1,162	23.5%	23.5%	1,028	24.9%	16,686	16.7%	134	13.9%	645	538
Worldwide	3,613	22.9%	19.5%	2,760	22.2%	64,180	22.8%	853	11.5%	6,311	2,449
Mastercard Credit and Charge Programs
Worldwide less United States	1,114	15.7%	10.4%	1,043	11.3%	21,381	17.9%	71	(1.4)%	300	736
United States	500	22.0%	22.0%	487	23.3%	5,307	18.0%	13	(12.8)%	13	257
Worldwide	1,614	17.6%	13.8%	1,530	14.9%	26,688	17.9%	84	(3.3)%	313	993
Mastercard Debit Programs
Worldwide less United States	1,337	29.1%	24.5%	689	38.3%	26,113	31.8%	648	12.6%	5,366	1,176
United States	662	24.6%	24.6%	541	26.3%	11,379	16.1%	121	17.8%	632	281
Worldwide	1,999	27.6%	24.6%	1,230	32.7%	37,492	26.6%	769	13.4%	5,999	1,456

Mastercard Incorporated Operating Performance (continued)
	For the 3 Months ended June 30, 2020
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$405	(15.2)%	(11.8)%	$280	(8.5)%	5,883	(4.5)%	$125	(18.4)%	1,311	860
Canada	39	(15.5)%	(12.5)%	36	(15.2)%	572	(19.4)%	3	54.8%	3	62
Europe	397	(17.1)%	(12.7)%	266	(12.8)%	9,053	(5.5)%	131	(12.4)%	846	614
Latin America	73	(33.1)%	(16.9)%	48	(12.6)%	2,340	(14.0)%	25	(24.1)%	219	216
Worldwide less United States	914	(17.8)%	(12.7)%	630	(11.1)%	17,848	(6.9)%	284	(16.0)%	2,378	1,752
United States	463	(4.9)%	(4.9)%	404	(5.5)%	6,940	(8.3)%	59	(0.8)%	284	476
Worldwide	1,377	(13.8)%	(10.2)%	1,034	(9.0)%	24,789	(7.3)%	342	(13.7)%	2,662	2,229
Mastercard Credit and Charge Programs
Worldwide less United States	435	(22.2)%	(17.5)%	405	(17.5)%	8,434	(11.8)%	30	(16.8)%	130	701
United States	183	(22.8)%	(22.8)%	178	(21.7)%	2,031	(20.6)%	5	(49.4)%	4	236
Worldwide	618	(22.4)%	(19.1)%	583	(18.8)%	10,465	(13.7)%	35	(23.5)%	134	938
Mastercard Debit Programs
Worldwide less United States	479	(13.3)%	(7.8)%	226	3.3%	9,414	(2.0)%	253	(15.9)%	2,248	1,051
United States	280	12.1%	12.1%	226	13.1%	4,909	(2.0)%	54	8.2%	279	240
Worldwide	759	(5.4)%	(1.3)%	451	8.0%	14,324	(2.0)%	307	(12.4)%	2,528	1,291

	For the 6 Months ended June 30, 2020
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$875	(6.3)%	(3.1)%	$589	(2.1)%	12,183	3.9%	$285	(5.3)%	3,033	860
Canada	79	(6.9)%	(4.7)%	75	(6.0)%	1,226	(7.1)%	4	24.8%	8	62
Europe	864	(4.7)%	(0.7)%	579	(0.7)%	19,284	7.8%	285	(0.8)%	1,905	614
Latin America	180	(16.0)%	(1.7)%	118	2.7%	5,253	1.1%	62	(9.1)%	507	216
Worldwide less United States	1,999	(6.6)%	(2.0)%	1,361	(1.3)%	37,947	5.0%	637	(3.5)%	5,453	1,752
United States	941	0.5%	0.5%	824	0.6%	14,298	(1.1)%	118	(0.3)%	590	476
Worldwide	2,940	(4.5)%	(1.3)%	2,185	(0.6)%	52,245	3.3%	755	(3.0)%	6,043	2,229
Mastercard Credit and Charge Programs
Worldwide less United States	963	(11.6)%	(7.0)%	893	(7.2)%	18,132	(0.3)%	70	(4.1)%	307	701
United States	410	(8.7)%	(8.7)%	395	(8.3)%	4,495	(6.5)%	15	(18.1)%	13	236
Worldwide	1,373	(10.7)%	(7.5)%	1,288	(7.6)%	22,628	(1.6)%	85	(6.9)%	320	938
Mastercard Debit Programs
Worldwide less United States	1,036	(1.5)%	3.1%	468	12.3%	19,815	10.4%	567	(3.5)%	5,146	1,051
United States	531	9.0%	9.0%	429	10.5%	9,802	1.5%	103	3.0%	577	240
Worldwide	1,567	1.8%	5.0%	897	11.4%	29,617	7.3%	670	(2.5)%	5,723	1,291

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment product is comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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